SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 20, 2005


                              STATION CASINOS, INC
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             (Exact name of registrant as specified in its charter)


          Nevada                     000-21640                   88-0136443
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(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada                         89102
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (702) 367-2411
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                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 8.01. OTHER EVENTS.

     Frank J. Fertitta III, Chairman and Chief Executive Officer of the Company, has entered into a Rule 10b5-1 trading plan to sell up to 400,000 shares of the Company's common stock upon the exercise of certain options. Portions of the shares may be sold any time the stock achieves certain prearranged minimum prices and may take place beginning on May 24, 2005 and ending on November 30, 2005, unless sooner terminated. Mr. Fertitta will have no control over the timing of any sales under the plan and there can be no assurance that the shares covered by the plan actually will be sold. Mr. Fertitta entered into the plan in order to diversify his financial holdings, although he will continue to have a significant ownership interest in the Company.

     The trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company's insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time. The specified number of shares sold may be determined pursuant to a formula or may be at the discretion of a third party, so long as such person is not aware of material non-public information. A plan must be entered into in good faith at a time when the insider is not in possession of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent transactions under the plans from being executed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Station Casinos, Inc.


Date: May 24, 2005                   By: /s/ Glenn C. Christenson
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                                         Glenn C. Christenson
                                         Executive Vice President, Chief
                                         Financial Officer, Chief Administrative
                                         Officer and Treasurer